EXHIBIT 4.3


    Description of the Carry Plan of ICICI Venture Funds Management Company

The board of directors of ICICI Venture Funds Management Company at its meeting held on the October 30, 2002, approved a carry plan for its employees. The carry plan envisages that ICICI Venture Funds Management Company will arrange to directly pay carry from the performance fee earned by it from its funds, to its employees through a special trust created for the purpose, in the following manner:

1) In the case of India Advantage Fund I & II :

     ---------------------------------------- -------------------------------------------------------------
     IRR realized                             Carried Interest as a % of IRR to be allocated between
                                              employees and other nominees ("Team") and ICICI Venture
                                              Funds Management Company
     ---------------------------------------- -------------------------------------------------------------
     For IRR between 13% to 15%               25% to Team and 75% to ICICI Venture Funds Management Company

     For IRR between 15% to 18%               30% to Team and 70% to ICICI Venture Funds Management Company

     For IRR in excess of 18%                 (a) 30% to Team and 70% to ICICI Venture Funds Management
                                              Company on the contribution by Core Contributors (i.e.
                                              contributors who are entitled to a share in the carried
                                              interest) and
                                              (b) 50% to Team and 50% to ICICI Venture Funds Management
                                              Company on the contribution by other contributors,
                                              including Core Contributors who are not entitled to any
                                              share in carried interest

     Consequently, the amount returned to ICICI Bank will be the net of (a) carry paid out as above, and (b) other distributions made to Core Contributors entitled to a share of carried interest on their commitment, calculated as 2/3rds of the carried interest accruing to ICICI Bank, after sharing of carry to the Team. In computation of IRR realised, the returns of India Advantage Fund I and II will be consolidated.

2) In case of ICICI Emerging Sector Fund :

     --------------------------------------------------------- --------------------------------------------
     Amount Returned                                           % of Surplus over Rs. 2,700 million (US$
                                                               57 million)
     --------------------------------------------------------- --------------------------------------------
     Up to Rs. 3,500 million (US$ 74 million)                                      Nil

     Between Rs. 3,501 (US$ 74 million) to Rs. 4,700 million                       10%
     (US$ 99 million)

     Over Rs. 4,700 million (US$ 99 million)                                       20%

3) In the case of ICICI Equity Fund (Scheme of ICICI Venture Capital Fund) :

   Carry would be equal to 50% of the Performance Fee payable to AMC

4) In case of VECAUS 1R, in respect of all amounts pertaining to ICICI Bank's share in VECAUS-IR:

     -------------------------------------------------    -----------------------------------------------------
                                                          Proposed Carried Interest as a % of surplus in excess
     Gross amount before carry realized by ICICI Bank     of Rs. 200 million (US$ 4 million)
     -------------------------------------------------    -----------------------------------------------------
     Less than Rs. 250 million (US$5 million)                                      0%

     Between Rs. 250 million (US$5 million)
     and Rs. 390 million (US$8 nillion)                                           10%

     More than Rs. 390 million (US$8 nillion)                                     20%

Pursuant to the approval of the Board of Directors of ICICI Venture as aforesaid, carry as stated in 1, 2, 3 and 4 above are in the process of being documented and implemented.